Exhibit 99.1

PO Box 10, Manitowoc, WI 54221-0010 For further information, contact: Kevin M LeMahieu, Chief Financial Officer Phone: (920) 652-3200 / klemahieu@bankfirst.com

NEWS release

[For Immediate Release]

Bank First Announces Net Income for the Fourth Quarter of 2025

•	Net income of $18.4 million and $71.5 million for the three months and year ended December 31, 2025, respectively

•	Earnings per common share of $1.87 and $7.23 for the three months and year ended December 31, 2025, respectively

•	Annualized return on average assets of 1.65% and 1.62% for the three months and year ended December 31, 2025, respectively

•	Quarterly cash dividend of $0.50 per share declared, an increase of 11.1% over the prior quarter and prior-year fourth quarter.

MANITOWOC, Wis, January 22, 2026 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $18.4 million, or $1.87 per share, for the fourth quarter of 2025, compared with net income of $17.5 million, or $1.75 per share, for the prior-year fourth quarter. For the year ended December 31, 2025, Bank First earned $71.5 million, or $7.23 per share, compared to $65.6 million, or $6.50 per share for the full year of 2024. After removing the impact of one-time expenses related to the acquisition of Centre 1 Bancorp, Inc. (“Centre”), as well as net gains on the sales of certain assets and a loss on the razing of the headquarters of a previously acquired institution, the Bank reported adjusted net income (non-GAAP) of $19.6 million, or $2.00 per share, for the fourth quarter of 2025, compared with $17.4 million, or $1.74 per share, for the prior-year fourth quarter. For the year ended December 31, 2025, adjusted net income (non-GAAP) totaled $73.4 million, or $7.42 per share, compared to $65.0 million, or $6.45 per share for the full year of 2024.

“We are pleased to announce that the Company’s annual earnings per share increased by more than 15% despite incurring $1.5 million in expenses related to the merger with Centre, the parent company of First National Bank and Trust Company (“FNBT”), headquartered in Beloit, Wisconsin,” stated Mike Molepske, Chairman and CEO of Bank First. “The acquisition of FNBT is the most transformational event in Bank First’s 131-year history, bringing together two relationship-based, community-focused organizations. This acquisition is more than twice the size of our largest previous merger, expands us into Walworth, Rock, and Green Counties in Wisconsin, and into Winnebago County in Illinois, and brings Trust and Wealth Management to Bank First.”

Operating Results

Net interest income (“NII”) during the fourth quarter of 2025 was $40.2 million, up $1.9 million from the previous quarter and up $4.6 million from the fourth quarter of 2024. The impact of net accretion and amortization of purchase accounting related to interest-bearing assets and liabilities from past acquisitions (“purchase accounting”) increased NII by $0.5 million, or $0.04 per share after tax, during the fourth quarter of 2025, compared to $0.7 million, or $0.06 per share after tax, during the previous quarter and $0.8 million, or $0.06 per share after tax, during the fourth quarter of 2024.

Net interest margin (“NIM”) was 4.01% for the fourth quarter of 2025, compared to 3.88% for the previous quarter and 3.61% for the fourth quarter of 2024. NII from purchase accounting increased NIM by 0.05%, 0.07% and 0.08% for each of these periods, respectively. The strong improvement in NIM was partially driven by higher yields on loans newly originated and renewed during the most recent quarter, which offset a decline in yield earned on the Bank’s excess cash reserves as a result of recent interest rate cuts by the Federal Reserve Bank. A thirteen basis point reduction in the average rate paid on the Bank’s interest-bearing liabilities also supported the expansion in the current quarter NIM.

Bank First did not record a provision for credit losses during the fourth quarter of 2025, compared to recording a provision of $0.7 million during the previous quarter. Due to improvements in the financial trends of two relationships and corresponding reductions in the specific reserves related to them, the Bank recorded a negative provision for credit losses totaling $1.0 million during the prior-year fourth quarter. Provision expense was $1.3 million for the year ended December 31, 2025, compared to a negative provision of $0.8 million for the full year of 2024. The lack of provision expense during the fourth quarter of 2025 was the result of continued strong asset quality metrics, as well as a slight contraction in the Bank’s loan portfolio during the quarter.

Noninterest income was $4.8 million for the fourth quarter of 2025, compared to $6.0 million for the prior quarter and $4.5 million for the fourth quarter of 2024. Income provided by the Bank’s investment in Ansay & Associates, LLC (“Ansay”) experienced a typical seasonal fourth-quarter decline, down $1.1 million from the prior quarter but up $0.2 million from the prior-year fourth quarter. Income from Ansay increased by $0.4 million, or 11.8%, for the full year of 2025 compared to 2024. The Bank experienced a minimal negative adjustment to its mortgage servicing rights asset during the fourth quarter of 2025, compared to a positive valuation adjustment of $0.3 million in the previous quarter. Gains on sales of mortgage loans totaled $0.6 million during the fourth quarter of 2025, up from $0.5 million in the prior quarter and $0.4 million in the prior-year fourth quarter. For the full year of 2025 gains on sales of mortgage loans totaled $1.8 million, up $0.5 million, or 39.0%, from the prior year. All other areas of noninterest income remained consistent with recent quarterly results.

Noninterest expense totaled $22.0 million in the fourth quarter of 2025, compared to $21.1 million during the prior quarter and $19.3 million during the fourth quarter of 2024. Expenses related to the Bank’s acquisition of Centre, which successfully closed on January 1, 2026, totaled $0.7 million and $0.9 million during the fourth and third quarters of 2025, respectively. These expenses were primarily incurred in the areas of outside service fees and data processing. Occupancy, equipment and office expense was negatively impacted by the razing and rebuilding of the Bank’s location in Denmark, Wisconsin, which created a loss of $0.9 million. The razed building, formerly the headquarters of Denmark Bancshares, Inc., which was acquired by Bank First in 2022, was replaced as it did not function efficiently as a branch location. All other components of noninterest expense remained well-contained and consistent with prior periods.

Balance Sheet

Total assets were $4.51 billion at December 31, 2025, an increase of $85.7 million during the fourth quarter of 2025, representing 7.8% annualized growth for the quarter.

Total loans were $3.60 billion at December 31, 2025, up $87.5 million from December 31, 2024. Total loan balances contracted by $25.0 million during the fourth quarter of 2025, historically a slow seasonal period for loan growth, as the Bank successfully exited several substandard relationships with related loan balances of over $21.2 million.

Total deposits, nearly all of which remain core deposits, were $3.70 billion at December 31, 2025, up $34.7 million from December 31, 2024, but up $54.0 million from September 30, 2024. Total deposits grew by an annualized rate of 17.7% during the fourth quarter of 2025. Noninterest-bearing demand deposits comprised 27.1% of the Bank’s total deposits at December 31, 2025.

Asset Quality

Nonperforming assets at December 31, 2025 remained negligible, totaling $9.0 million compared to $13.9 million and $9.2 million at the end of the prior quarter and prior-year fourth quarter, respectively. Nonperforming assets to total assets ended the fourth quarter of 2025 at 0.20%, compared to 0.31% and 0.21% at the end of the prior quarter and prior-year fourth quarter, respectively.

Capital Position

Stockholders’ equity totaled $643.8 million at December 31, 2025, an increase of $4.2 million from the end of 2024. This increase in stockholders’ equity nearly equaled the impact of fair value movements on the Bank’s available-for-sale investment portfolio, which positively impacted equity by $4.3 million over the course of 2025. Dividends totaling $52.5 million, including a $3.50 per common share special dividend declared in the second quarter of 2025, and repurchases of BFC common stock totaling $22.0 million negated the positive impact of earnings of $71.5 million during the year ended December 31, 2025. The Bank’s book value per common share totaled $65.47 at December 31, 2025 compared to $63.89 at December 31, 2024. Tangible book value per common share (non-GAAP) totaled $46.01 at December 31, 2025 compared to $44.28 at December 31, 2024.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.50 per common share, payable on April 8, 2026, to shareholders of record as of March 25, 2026. This dividend represents an increase of $0.05 per share, or 11.1%, from the dividend declared during the prior quarter and prior-year fourth quarter.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit, treasury management, trust, and wealth management services at each of its 38 banking locations in Wisconsin and Illinois following its merger with FNBT on January 1, 2026. The Bank has grown through both acquisitions and de novo branch expansion. Bank First employs approximately 500 full-time equivalent staff and has assets of approximately $6 billion. Insurance services are available through its bond with Ansay. Further information about Bank First Corporation is available by clicking the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Centre, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality, and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as adjusted net income, adjusted earnings per share, return of adjusted earnings on average assets, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended					At or for the Year Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Results of Operations:
Interest income	$56,636	$55,456	$54,575	$55,048	$53,754	$221,715	$206,405
Interest expense	16,470	17,203	17,873	18,511	18,193	70,057	68,605
Net interest income	40,166	38,253	36,702	36,537	35,561	151,658	137,800
Provision for credit losses	-	650	200	400	(1,000)	1,250	(800)
Net interest income after provision for credit losses	40,166	37,603	36,502	36,137	36,561	150,408	138,600
Noninterest income	4,758	5,953	4,921	6,588	4,513	22,220	19,680
Noninterest expense	22,012	21,086	20,756	20,604	19,286	84,458	78,767
Income before income tax expense	22,912	22,470	20,667	22,121	21,788	88,170	79,513
Income tax expense	4,522	4,480	3,792	3,880	4,248	16,674	13,950
Net income	$18,390	$17,990	$16,875	$18,241	$17,540	$71,496	$65,563

Earnings per Common Share (Basic and Diluted)	$1.87	$1.83	$1.71	$1.82	$1.75	$7.23	$6.50

Common Shares:
Outstanding	9,834,623	9,834,083	9,833,476	9,973,276	10,012,088	9,834,623	10,012,088
Weighted average outstanding for the period	9,834,567	9,834,002	9,901,391	10,001,009	10,012,013	9,892,125	10,083,647

Noninterest Income / Noninterest Expense:
Service charges	$2,255	$2,106	$2,053	$2,011	$2,119	$8,425	$8,043
Income from Ansay	267	1,314	1,153	1,181	82	3,915	3,502
Loan servicing income	747	736	733	732	744	2,948	2,938
Valuation adjustment on mortgage servicing rights	(45)	250	(99)	175	18	281	(299)
Net gain on sales of mortgage loans	649	482	338	334	424	1,803	1,297
Other noninterest income	885	1,065	743	2,155	1,126	4,848	4,199
Total noninterest income	$4,758	$5,953	$4,921	$6,588	$4,513	$22,220	$19,680

Personnel expense	$10,565	$10,498	$10,427	$10,985	$9,886	$42,475	$40,901
Occupancy, equipment and office	2,769	1,567	1,922	1,591	1,445	7,849	5,957
Data processing	2,685	2,506	2,620	2,444	2,687	10,255	9,692
Postage, stationery and supplies	309	165	259	217	224	950	932
Advertising	(28)	78	61	65	78	176	313
Charitable contributions	79	143	274	476	200	972	793
Outside service fees	1,490	1,818	1,135	788	1,135	5,231	4,560
Federal deposit insurance	510	540	630	630	495	2,310	1,850
Net gain on other real estate owned	-	-	(159)	-	(186)	(159)	(694)
Net loss on sales of securities	-	-	-	-	-	-	34
Amortization of intangibles	1,204	1,228	1,273	1,298	1,389	5,003	5,793
Other noninterest expense	2,429	2,543	2,314	2,110	1,933	9,396	8,636
Total noninterest expense	$22,012	$21,086	$20,756	$20,604	$19,286	$84,458	$78,767

Period-end Balances:
Cash and cash equivalents	$243,207	$126,184	$120,328	$300,865	$261,332	$243,207	$261,332
Securities available-for-sale, at fair value	164,422	167,125	167,209	163,743	223,061	164,422	223,061
Securities held-to-maturity, at cost	103,726	106,823	109,854	110,241	110,756	103,726	110,756
Loans	3,604,651	3,629,663	3,580,357	3,548,070	3,517,168	3,604,651	3,517,168
Allowance for credit losses - loans	(44,374)	(44,501)	(44,292)	(43,749)	(44,151)	(44,374)	(44,151)
Premises and equipment, net	79,217	78,027	75,667	72,670	71,108	79,217	71,108
Goodwill and core deposit intangible, net	191,306	192,510	193,738	195,011	196,309	191,306	196,309
Mortgage servicing rights	13,650	13,696	13,445	13,544	13,369	13,650	13,369
Other assets	150,290	150,884	148,776	144,670	146,108	150,290	146,108
Total assets	4,506,095	4,420,411	4,365,082	4,505,065	4,495,060	4,506,095	4,495,060

Deposits
Interest-bearing	2,692,711	2,539,476	2,605,397	2,666,693	2,636,193	2,692,711	2,636,193
Noninterest-bearing	1,003,076	999,285	990,027	1,007,525	1,024,880	1,003,076	1,024,880
Borrowings	121,966	221,941	121,915	146,890	147,372	121,966	147,372
Other liabilities	44,506	31,584	35,410	35,543	46,932	44,506	46,932
Total liabilities	3,862,259	3,792,286	3,752,749	3,856,651	3,855,377	3,862,259	3,855,377

Stockholders' equity	643,836	628,125	612,333	648,414	639,683	643,836	639,683

Book value per common share	$65.47	$63.87	$62.27	$65.02	$63.89	$65.47	$63.89
Tangible book value per common share (non-GAAP)	$46.01	$44.30	$42.57	$45.46	$44.28	$46.01	$44.28

Average Balances:
Loans	$3,615,930	$3,600,259	$3,560,945	$3,541,995	$3,482,974	$3,580,041	$3,422,357
Interest-earning assets	4,019,999	3,948,304	4,006,981	4,100,846	3,962,690	4,018,618	3,809,056
Goodwill and other intangibles, net	192,061	193,250	194,503	195,752	196,966	193,880	199,199
Total assets	4,421,837	4,350,555	4,407,112	4,498,891	4,360,469	4,419,199	4,208,236
Deposits	3,602,826	3,573,341	3,596,755	3,672,039	3,545,694	3,610,946	3,457,391
Interest-bearing liabilities	2,732,417	2,709,808	2,762,544	2,837,182	2,655,609	2,760,062	2,554,860
Stockholders' equity	636,418	620,153	623,861	645,708	634,137	631,478	619,784

Financial Ratios:
Return on average assets *	1.65%	1.64%	1.54%	1.64%	1.60%	1.62%	1.56%
Return on average common equity *	11.46%	11.51%	10.85%	11.46%	11.00%	11.32%	10.58%
Return on average tangible common equity (non-GAAP)*	16.42%	16.72%	15.76%	16.44%	15.96%	16.34%	15.59%
Average equity to average assets	14.39%	14.25%	14.16%	14.35%	14.54%	14.29%	14.73%
Stockholders' equity to assets	14.29%	14.21%	14.03%	14.39%	14.23%	14.29%	14.23%
Tangible equity to tangible assets (non-GAAP)	10.49%	10.30%	10.04%	10.52%	10.31%	10.49%	10.31%
Net interest margin, taxable equivalent *	4.01%	3.88%	3.72%	3.65%	3.61%	3.82%	3.65%
Net loan charge-offs (recoveries) to average loans *	0.01%	0.00%	0.00%	0.09%	0.01%	0.03%	-0.01%
Nonperforming loans to total loans	0.25%	0.38%	0.38%	0.19%	0.24%	0.25%	0.24%
Nonperforming assets to total assets	0.20%	0.31%	0.31%	0.17%	0.21%	0.20%	0.21%
Allowance for credit losses - loans to total loans	1.23%	1.23%	1.24%	1.23%	1.26%	1.23%	1.26%

Loan Portfolio Composition:
Commercial/industrial	$647,086	$654,452	$628,527	$507,850	$500,352	$647,086	$500,352
Commercial real estate - owner occupied	880,723	861,650	841,749	973,578	968,837	880,723	968,837
Commercial real estate - non-owner occupied	492,525	510,535	518,636	460,077	459,431	492,525	459,431
Multi-family	402,053	372,031	377,218	355,003	326,408	402,053	326,408
Construction and development	215,518	262,439	249,857	278,475	277,971	215,518	277,971
Residential 1-4 family	894,979	897,518	891,685	903,280	913,187	894,979	913,187
Consumer and other	71,767	71,038	72,685	69,807	70,982	71,767	70,982
Total	$3,604,651	$3,629,663	$3,580,357	$3,548,070	$3,517,168	$3,604,651	$3,517,168

Share Repurchases:
Total number of shares repurchased	-	-	143,720	61,882	-	205,602	372,402
Total dollar of shares repurchased	$-	$-	$15,622	$6,381	$-	$22,003	$31,227

Non-GAAP Financial Measures:
Adjusted net income reconciliation
Net income (GAAP)	$18,390	$17,990	$16,875	$18,241	$17,540	$71,496	$65,563
Acquisition related expenses	663	862	-	-	-	1,525	-
Loss on razing of branch building	879	-	-	-	-	879	-
Gains on sales of securities and OREO valuations	-	-	(159)	-	(186)	(159)	(660)
Adjusted net income before income tax impact	19,932	18,852	16,716	18,241	17,354	73,741	64,903
Income tax impact of adjustments	(307)	(74)	33	-	39	(348)	139
Adjusted net income (non-GAAP)	$19,625	$18,778	$16,749	$18,241	$17,393	$73,393	$65,042

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$19,625	$18,778	$16,749	$18,241	$17,393	$73,393	$65,042
Weighted average common shares outstanding for the period	9,834,567	9,834,002	9,901,391	10,001,009	10,012,013	9,892,125	10,083,647
Adjusted earnings per share (non-GAAP)	$2.00	$1.91	$1.69	$1.82	$1.74	$7.42	$6.45

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$19,625	$18,778	$16,749	$18,241	$17,393	$73,393	$65,042
Average total assets	$4,421,837	$4,350,555	$4,407,112	$4,498,891	$4,360,469	$4,419,199	$4,208,236
Annualized return of adjusted earnings on average assets (non-GAAP)	1.76%	1.71%	1.52%	1.64%	1.60%	1.66%	1.55%

Average tangible common equity reconciliation
Total average stockholders’ equity (GAAP)	$636,418	$620,153	$623,861	$645,708	$634,137	$631,478	$619,784
Average goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Average core deposit intangible, net of amortization	(16,955)	(18,144)	(19,397)	(20,646)	(21,860)	(18,774)	(24,093)
Average tangible common equity (non-GAAP)	$444,357	$426,903	$429,358	$449,956	$437,171	$437,598	$420,585

Return on average tangible common equity calculation*
Average tangible common equity (non-GAAP)	$444,357	$426,903	$429,358	$449,956	$437,171	$437,598	$420,585
Net income	$18,390	$17,990	$16,875	$18,241	$17,540	$71,496	$65,563
Return on average tangible common equity*	16.42%	16.72%	15.76%	16.44%	15.96%	16.34%	15.59%

Tangible assets reconciliation
Total assets (GAAP)	$4,506,095	$4,420,411	$4,365,082	$4,505,065	$4,495,060	$4,506,095	$4,495,060
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(16,200)	(17,404)	(18,632)	(19,905)	(21,203)	(16,200)	(21,203)
Tangible assets (non-GAAP)	$4,314,789	$4,227,901	$4,171,344	$4,310,054	$4,298,751	$4,314,789	$4,298,751

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$643,836	$628,125	$612,333	$648,414	$639,683	$643,836	$639,683
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(16,200)	(17,404)	(18,632)	(19,905)	(21,203)	(16,200)	(21,203)
Tangible common equity (non-GAAP)	$452,530	$435,615	$418,595	$453,403	$443,374	$452,530	$443,374

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$452,530	$435,615	$418,595	$453,403	$443,374	$452,530	$443,374
Common shares outstanding at the end of the period	9,834,623	9,834,083	9,833,476	9,973,276	10,012,088	9,834,623	10,012,088
Tangible book value per common share (non-GAAP)	$46.01	$44.30	$42.57	$45.46	$44.28	$46.01	$44.28

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$452,530	$435,615	$418,595	$453,403	$443,374	$452,530	$443,374
Tangible assets (non-GAAP)	$4,314,789	$4,227,901	$4,171,344	$4,310,054	$4,298,751	$4,314,789	$4,298,751
Tangible equity to tangible assets (non-GAAP)	10.49%	10.30%	10.04%	10.52%	10.31%	10.49%	10.31%

* Components of the quarterly ratios were annualized.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,490,233	203,389	5.83%	$3,361,895	$187,480	5.58%
Tax-exempt	125,697	6,738	5.36%	121,079	6,115	5.05%
Securities
Taxable (available for sale)	159,944	6,881	4.30%	116,580	5,920	5.08%
Tax-exempt (available for sale)	32,288	1,122	3.47%	33,092	1,124	3.40%
Taxable (held to maturity)	103,435	4,168	4.03%	114,484	4,227	3.69%
Tax-exempt (held to maturity)	2,395	65	2.71%	3,196	84	2.63%
Cash and due from banks	106,007	3,998	3.77%	212,364	10,433	4.91%
Total interest-earning assets	4,019,999	226,361	5.63%	3,962,690	215,383	5.44%
Noninterest-earning assets	446,355			442,615
Allowance for credit losses - loans	(44,517)			(44,836)
Total assets	$4,421,837			$4,360,469
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$414,353	$7,925	1.91%	$403,854	$10,524	2.61%
Savings accounts	850,022	11,859	1.40%	817,029	12,202	1.49%
Money market accounts	660,711	14,624	2.21%	633,964	15,168	2.39%
Certificates of deposit	648,292	23,822	3.67%	633,261	26,918	4.25%
Brokered Deposits	15,109	597	3.95%	20,085	816	4.06%
Total interest-bearing deposits	2,588,487	58,827	2.27%	2,508,193	65,628	2.62%
Other borrowed funds	143,930	6,518	4.53%	147,416	6,745	4.58%
Total interest-bearing liabilities	2,732,417	65,345	2.39%	2,655,609	72,373	2.73%
Noninterest-bearing liabilities
Demand Deposits	1,014,339			1,037,501
Other liabilities	38,663			33,222
Total Liabilities	3,785,419			3,726,332
Shareholders' equity	636,418			634,137
Total liabilities & shareholders' equity	$4,421,837			$4,360,469
Net interest income on a fully taxable
equivalent basis		161,016			143,010
Less taxable equivalent adjustment		(1,664)			(1,538)
Net interest income		$159,352			$141,472
Net interest spread (3)			3.24%			2.71%
Net interest margin (4)			4.01%			3.61%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Year ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,452,389	$198,332	5.74%	$3,310,890	$184,853	5.58%
Tax-exempt	127,652	6,743	5.28%	111,467	5,258	4.72%
Securities
Taxable (available for sale)	164,519	7,122	4.33%	129,832	6,146	4.73%
Tax-exempt (available for sale)	31,750	1,124	3.54%	33,204	1,130	3.40%
Taxable (held to maturity)	105,994	4,241	4.00%	108,849	4,242	3.90%
Tax-exempt (held to maturity)	2,595	70	2.70%	3,435	90	2.62%
Cash, due from banks and other	133,719	5,750	4.30%	111,379	6,046	5.43%
Total interest-earning assets	4,018,618	223,382	5.56%	3,809,056	207,765	5.45%
Noninterest-earning assets	444,929			443,691
Allowance for loan losses	(44,348)			(44,511)
Total assets	$4,419,199			$4,208,236
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$451,898	$10,404	2.30%	$401,990	$11,132	2.77%
Savings accounts	841,486	12,133	1.44%	816,410	12,240	1.50%
Money market accounts	668,106	15,879	2.38%	616,964	14,880	2.41%
Certificates of deposit	640,004	24,498	3.83%	613,593	25,613	4.17%
Brokered Deposits	18,292	736	4.02%	7,662	303	3.95%
Total interest-bearing deposits	2,619,786	63,650	2.43%	2,456,619	64,168	2.61%
Other borrowed funds	140,276	6,407	4.57%	98,241	4,437	4.52%
Total interest-bearing liabilities	2,760,062	70,057	2.54%	2,554,860	68,605	2.69%
Noninterest-bearing liabilities
Demand Deposits	991,160			1,000,772
Other liabilities	36,499			32,820
Total Liabilities	3,787,721			3,588,452
Stockholders' equity	631,478			619,784
Total liabilities & stockholders' equity	$4,419,199			$4,208,236
Net interest income on a fully taxable equivalent basis		153,325			139,160
Less taxable equivalent adjustment		(1,667)			(1,360)
Net interest income		$151,658			$137,800
Net interest spread (3)			3.02%			2.77%
Net interest margin (4)			3.82%			3.65%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.